CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Hartford Schroders Private Opportunities Fund (the “Registrant”) does hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of the Registrant for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 9, 2025	By:	/s/ Gregory A. Frost
Gregory A. Frost
President and Chief Executive Officer

Date: June 9, 2025	By:	/s/ Ankit Puri
Ankit Puri
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.